UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2012

PARADIGM OIL & GAS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-103780	33-1037546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Mredith St
P  Box 280
Eustace, Texas 75124

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  214-784-3103

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01                      Changes in Control of Registrant

(1)	Mr. Todd Violette is the new controlling shareholder of Paradigm Oil & Gas, Inc. (the “Company”).

(2)
Mr. Violette became the controlling shareholder of the Company on June 11, 2012 when he was hired to be the Company’s President and Chief Executive Officer (“CEO”).  Mr. Violette’s compensation for becoming the CEO is Twenty Million (20,000,000) common shares and One Million (1,000,000) series A preferred shares of the Company and he will earn a salary of Two Hundred Forty Thousand Dollars ($240,000.00) per year.  The Company’s board of directors believed that in order to retain and attract a CEO and President to build out the business for the benefit of the shareholders such an offer was necessary.

(3)
Mr. Violette’s control stems from the One Million (1,000,000) series A preferred shares, each share of which has Five Thousand (5,000) votes.  The Series A preferred shares were designated for the express purpose of retaining a qualified CEO.

(4)	Mr. Violette’s consideration for the controlling interest is his service to the Company as CEO, which must be for a minimum of Two (2) years.

(5)	N/A

(6)	Control was assumed from Brian Kennedy.

(7)
Control was assumed with the understanding that Mr. Brian Kennedy would resign as a director of the Company leaving Ms. Terry Rutter as the Company’s only director.  Cameron Cravey and Shannon Cravey would be hired to operate the Company’s wholly owned subsidiary, Integrated Oil and Gas Solutions Corp.  Mr. Violette is currently the Chief Executive Officer of Lighthouse Petroleum, Inc. (“LHPT”) and he will be exploring opportunities for the Company and LHPT to joint venture or merge in a manner that will seek to maximize shareholder value for both companies.

(8)	N/A

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

(a)(1) Brian Kennedy has resigned as a director of the Company leaving Ms. Terry Rutter as the only member of the doard of directors.  Mr. Kennedy’s resignation was not for cause or due to any disagreement with the Company, but in relation to the retention of Mr. Violette as CEO and his assumption of control of the Company.

(c) The Company has appointed Mr. Todd Violette to be its new CEO.

(1) Mr. Violette was appointed CEO on June 11, 2012.

(2) Information required by items 401(b),(d), and (e) and Item 404(a) of Regulation S-K:

401(b): Mr. Violette is CEO and President of the Company; he will serve for a minimum term of Two (2) years; he was appointed CEO with the understanding that Mr. Brian Kennedy would resign as a director of the Company and Cameron Cravey and Shannon Cravey would be hired to operate the Company’s wholly owned subsidiary, Integrated Oil and Gas Solutions Corp.

401(d): No family relationship exists between Mr. Violette and any of the Company’s officers, directors, affiliates, or beneficial owners.

401(e):  Mr. Violette had been self-employed for the Fifteen (15) years prior to his becoming the Chief Executive Officer of LHPT.

404(a)  Mr. Violette is the managing member of Barclay Lyons, LLC and the Company currently has outstanding balance on a note due and payable to Barclay Lyons LLC in excess of $35,000.00 USD.

Item 9.01                 Financial Statements and Exhibits

9.10           Employment Agreement with Todd Violette

9.17           Separation Agreement with Brian Kennedy

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2012	Paradigm Oil & Gas, Inc. By: /s/: Todd Violette Name: Todd Violette Title: President and Chief Executive Officer